Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

C4 Therapeutics, Inc.:

We consent to the use of our report dated August 5, 2020, except as to Note 13, which is as of September 28, 2020, incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

October 1, 2020